PROXY	PROXY

EX-99.(17)(a)

MEETING OF SHAREHOLDERS – August 17, 2016

Madison Target Retirement 2020 Fund                 Madison Target Retirement 2030 Fund

Madison Target Retirement 2040 Fund                 Madison Target Retirement 2050 Fund

(Collectively, the “Acquired Portfolios”)

The undersigned shareholder of the Acquired Portfolio(s) named above hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Combined Proxy Statement/Prospectus for the Special Meeting of Shareholders (the “Meeting”) to be held at 11:00 a.m., Central Time, on August 17, 2016, at the offices of Madison Asset Management, LLC, 550 Science Drive, Madison, Wisconsin 53711, and, revoking any previous proxies, hereby appoints Holly S. Baggot and Greg Hoppe, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Meeting, and any adjournment or postponement of the Meeting, and to cast on behalf of the undersigned all of the votes the undersigned is entitled to cast at the Meeting and to otherwise represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. Capitalized terms in this proxy card that are otherwise undefined have the meanings set forth in the Combined Proxy Statement/Prospectus.

This proxy is solicited on behalf of the Board of Trustees of the Acquired Portfolios. This proxy card, when properly executed will be voted in the manner directed below and, absent direction, will be voted “For” the proposal(s). The proxies are also authorized to vote upon any other business that may properly come before the meeting or any adjournments or postponements thereof, including any adjournment(s) necessary to obtain quorums and/or approvals.

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

Signature
Additional Signatures (if held jointly)

Date	MFM_27908_071116

VOTING OPTION

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL LISTED BELOW.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

1.	To approve an Agreement and Plan of Reorganization pursuant to which your Acquired Portfolio will be reorganized into a corresponding Acquiring Portfolio.

	FOR	AGAINST	ABSTAIN
01 Madison Target Retirement 2020 Fund	☐	☐	☐
02 Madison Target Retirement 2030 Fund	☐	☐	☐
03 Madison Target Retirement 2040 Fund	☐	☐	☐
04 Madison Target Retirement 2050 Fund	☐	☐	☐

2.	To vote on such other matters that may properly come before the Meeting, or any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on August 17, 2016:

The Combined Proxy Statement/Prospectus for the Meeting and the Notice of Special Meeting of Shareholders

are available at: http://www.madisonfunds.com/proxy

EVERY VOTE IS IMPORTANT!

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

MFM_27908_071116